VALIDUS REPORTS FIRST QUARTER 2018 FINANCIAL RESULTS
Pembroke, Bermuda, May 1, 2018 - Validus Holdings, Ltd. (“Validus” or the “Company”) (NYSE: VR) today reported a net (loss) attributable to Validus common shareholders of $(4.1) million, or $(0.05) per diluted common share, for the three months ended March 31, 2018, compared to net income available to Validus common shareholders of $94.6 million, or $1.17 per diluted common share, for the three months ended March 31, 2017.
Net operating income available to Validus common shareholders was $42.6 million, or $0.53 per diluted common share, for the three months ended March 31, 2018, compared to $76.8 million, or $0.95 per diluted common share, for the three months ended March 31, 2017.
As previously announced on January 22, 2018, the Company entered into a definitive agreement and plan of merger (the “Merger”) with American International Group, Inc. (“AIG”). The Merger is expected to close in mid-2018, subject to regulatory approvals and other customary closing conditions. During the three months ended March 31, 2018, the Company incurred transaction expenses of $7.8 million in relation to the Merger.
Book value per common share at March 31, 2018 was $44.14, compared to $44.06 at December 31, 2017. Book value per diluted common share at March 31, 2018 was $42.79, compared to $42.71 at December 31, 2017, reflecting a quarterly increase of 1.1%, inclusive of common dividends.
(Loss) income (attributable) available to Validus common shareholders by segment for the three months ended March 31, 2018 and March 31, 2017 was as follows:

	Three Months Ended March 31,
(Expressed in millions of U.S. dollars, except per share information)	2018	2017
Reinsurance segment - Underwriting income	$41.4	$84.6
Insurance segment - Underwriting (loss)	(12.8)	(16.4)
Asset Management segment income	7.3	6.1
Total segmental income	35.9	74.3
Total managed investment return (a)	(2.8)	52.8
Corporate expenses	(29.4)	(33.9)
Other items	(7.8)	1.4
Net (loss) income (attributable) available to Validus common shareholders	$(4.1)	$94.6
Net (loss) income per diluted share (attributable) available to Validus common shareholders	$(0.05)	$1.17
Net operating income available to Validus common shareholders (b)	$42.6	$76.8
Net operating income per diluted share available to Validus common shareholders(b)	$0.53	$0.95

(a)
Total managed investment return includes returns generated on managed assets governed by the Company’s investment policy statement (“IPS”) and excludes returns on non-managed assets held in support of consolidated AlphaCat variable interest entities which are not governed by the Company’s IPS.

(b)
Net operating income available to Validus common shareholders is presented after tax and is considered a non-GAAP financial measure. A reconciliation of net (loss) income (attributable) available to Validus common shareholders, the most comparable GAAP measure, to net operating income available to Validus common shareholders is presented at the end of this release.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

This earnings release should be read in conjunction with the Company's first quarter 2018 investor financial supplement that has been posted to the Investors section of the Company's website located at www.validusholdings.com.
First Quarter 2018 Results
Highlights for the first quarter 2018 were as follows:

•
Gross premiums written for the three months ended March 31, 2018 were $1,832.5 million compared to $1,190.9 million for the three months ended March 31, 2017, an increase of $641.6 million, or 53.9% driven by increases in all segments.

•
Reinsurance premiums ceded for the three months ended March 31, 2018 were $376.3 million compared to $200.1 million for the three months ended March 31, 2017, an increase of $176.2 million, or 88.0%. The increase was primarily driven by increases in the Insurance and Reinsurance segments.

•
Net premiums earned for the three months ended March 31, 2018 were $618.9 million compared to $575.4 million for the three months ended March 31, 2017, an increase of $43.6 million, or 7.6%. The increase was primarily driven by an increase in the Asset Management and Insurance segments and was partially offset by a decrease in the Reinsurance segment.

•	Loss ratio for the three months ended March 31, 2018 and 2017 was 52.0% and 46.9%, respectively, and included the following:

◦	Non-notable losses of $nil during the three months ended March 31, 2018 compared to $19.8 million, or 3.4 percentage points of the loss ratio during the three months ended March 31, 2017;

◦
Favorable loss reserve development on prior accident years of $7.6 million during the three months ended March 31, 2018, which benefited the loss ratio by 1.2 percentage points compared to favorable development of $61.2 million during the three months ended March 31, 2017, which benefited the loss ratio by 10.6 percentage points. Excluding the Asset Management segment, which includes losses attributable to AlphaCat’s third party investors and noncontrolling interests, favorable development during the three months ended March 31, 2018 was $33.4 million; and

◦
Attritional losses of $329.1 million, or 53.2 percentage points of the loss ratio during the three months ended March 31, 2018 compared to $311.1 million, or 54.1 percentage points of the loss ratio during the three months ended March 31, 2017.

•	Combined ratio for the three months ended March 31, 2018 and 2017 was 90.9% and 83.2%, respectively, an increase of 7.7 percentage points.

•	Total managed investment return from our managed investment portfolio for the three months ended March 31, 2018 was $(2.8) million compared to $52.8 million for the three months ended March 31, 2017.

•	Annualized return on average equity for the three months ended March 31, 2018 of (0.5)%, compared to 10.2% for the three months ended March 31, 2017.

•	Annualized net operating return on average equity for the three months ended March 31, 2018 of 4.9%, compared to 8.3% for the three months ended March 31, 2017.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Reinsurance Segment
Highlights for the first quarter 2018 were as follows:

•
Gross premiums written for the three months ended March 31, 2018 were $765.6 million compared to $643.1 million for the three months ended March 31, 2017, an increase of $122.4 million, or 19.0% and included the following:

◦
Property premiums of $274.0 million during the three months ended March 31, 2018, compared to $216.7 million during the three months ended March 31, 2017, an increase of $57.3 million, or 26.5%, primarily driven by increased participation on a number of catastrophe excess of loss programs and new proportional business written;

◦
Specialty - short-tail premiums of $352.1 million during the three months ended March 31, 2018, compared to $376.9 million during the three months ended March 31, 2017, a decrease of $24.8 million, or 6.6%. The decrease was primarily driven by the non-renewal of one significant agriculture contract and was partially offset by new composite business written; and

◦
Specialty - other premiums of $139.5 million during the three months ended March 31, 2018, compared to $49.6 million during the three months ended March 31, 2017, an increase of $89.9 million, or 181.2%, primarily driven by new casualty business written and the timing of renewals.

•
Reinsurance premiums ceded for the three months ended March 31, 2018 were $190.2 million compared to $114.4 million for the three months ended March 31, 2017, an increase of $75.7 million, or 66.2%. The increase was primarily driven by an increase in the property lines of $48.0 million as a result of new aggregate and proportional covers purchased and an increase in the specialty - other lines of $20.7 million as a result of a new casualty retrocession cover.

•	Net premiums earned for the three months ended March 31, 2018 were $224.8 million compared to $231.7 million for the three months ended March 31, 2017, a decrease of $6.9 million, or 3.0%.

•	Loss ratio for the three months ended March 31, 2018 and 2017 was 46.0% and 34.9%, respectively, and included the following:

◦	Non-notable losses of $nil during the three months ended March 31, 2018, compared to $5.1 million, or 2.2 percentage points during the three months ended March 31, 2017;

◦
Favorable loss reserve development on prior accident years of $17.8 million during the three months ended March 31, 2018, which benefited the loss ratio by 7.9 percentage points compared to favorable development of $31.1 million during the three months ended March 31, 2017, which benefited the loss ratio by 13.4 percentage points. The favorable development of $17.8 million during the three months ended March 31, 2018 was primarily driven by favorable development on attritional losses; and

◦
Attritional losses of $121.3 million, or 53.9 percentage points of the loss ratio during the three months ended March 31, 2018 compared to $106.9 million, or 46.1 percentage points of the loss ratio during the three months ended March 31, 2017. The increase in the attritional loss ratio was primarily due to $10.0 million of losses from Winter Storm Friederike which did not meet the non-notable loss threshold and the earned impact of higher retrocession purchases as noted above.

•
Policy acquisition cost ratio for the three months ended March 31, 2018 was 21.5% compared to 18.8% for the three months ended March 31, 2017, an increase of 2.7 percentage points. The increase was primarily driven by the earned impact of higher retrocession purchases as noted above and a change in business mix in the specialty classes.

•
General and administrative expenses for the three months ended March 31, 2018 were $28.9 million compared to $20.0 million for the three months ended March 31, 2017, an increase of $8.9 million or 44.8%. The increase was primarily driven by an increase in the performance bonus accrual and a higher allocation of costs to the segment.

•	Combined ratio for the three months ended March 31, 2018 and 2017 was 81.6% and 63.5%, respectively, an increase of 18.1 percentage points.

•	Underwriting income for the three months ended March 31, 2018 was $41.4 million compared to $84.6 million for the three months ended March 31, 2017, a decrease of $43.3 million or 51.1%.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Insurance Segment
On May 1, 2017, the Company completed its acquisition of Crop Risk Services (“CRS”). The results of CRS have been presented within the specialty - short-tail line of business in the Insurance segment from the date of acquisition.
Highlights for the first quarter 2018 were as follows:

•
Gross premiums written for the three months ended March 31, 2018 were $785.8 million compared to $382.8 million for the three months ended March 31, 2017, an increase of $403.0 million, or 105.3% and included the following:

◦	Property premiums of $92.0 million during the three months ended March 31, 2018, compared to $81.5 million during the three months ended March 31, 2017, an increase of $10.4 million, or 12.8%;

◦
Specialty - short-tail premiums of $538.3 million during the three months ended March 31, 2018, compared to $179.2 million during the three months ended March 31, 2017, an increase of $359.1 million, or 200.4%. The increase was primarily driven by new agriculture business written through CRS; and

◦
Specialty - other premiums of $155.5 million during the three months ended March 31, 2018, compared to $122.0 million during the three months ended March 31, 2017, an increase of $33.5 million, or 27.4%, primarily driven by increased participation on renewals and the build out of product offerings in U.S. liability lines.

•
Reinsurance premiums ceded for the three months ended March 31, 2018 were $191.6 million compared to $79.0 million for the three months ended March 31, 2017, an increase of $112.6 million, or 142.6%. The increase was primarily driven by an increase in the specialty - short-tail lines of $78.7 million driven by ceded agriculture premiums relating to new business written through CRS and an increase in the specialty - other lines of $20.1 million as a result of the continued build out of U.S. liability lines as noted above.

•
Net premiums earned for the three months ended March 31, 2018 were $299.5 million compared to $279.1 million for the three months ended March 31, 2017, an increase of $20.4 million, or 7.3%. The increase was primarily due to agriculture net premiums earned relating to new business written through CRS.

•	Loss ratio for the three months ended March 31, 2018 and 2017 was 61.2% and 66.9%, respectively, and included the following:

◦	Non-notable losses of $nil during the three months ended March 31, 2018 compared to $14.7 million, or 5.3 percentage points of the loss ratio during the three months ended March 31, 2017;

◦
Favorable loss reserve development on prior accident years of $15.5 million during the three months ended March 31, 2018, which benefited the loss ratio by 5.2 percentage points compared to favorable development of $26.7 million during the three months ended March 31, 2017, which benefited the loss ratio by 9.6 percentage points. The favorable development of $15.5 million during the three months ended March 31, 2018 was primarily driven by favorable development on attritional losses; and

◦
Attritional losses of $198.9 million, or 66.4 percentage points of the loss ratio during the three months ended March 31, 2018 compared to $198.6 million, or 71.2 percentage points of the loss ratio during the three months ended March 31, 2017.

•	Policy acquisition cost ratio for the three months ended March 31, 2018 was 20.0% compared to 21.9% for the three months ended March 31, 2017, a decrease of 1.9 percentage points.

•
General and administrative expenses for the three months ended March 31, 2018 were $68.1 million compared to $45.3 million for the three months ended March 31, 2017, an increase of $22.8 million or 50.3%. General and administrative expenses for the three months ended March 31, 2018 included $12.0 million of CRS expenses, of which $1.7 million related to the amortization of intangible assets acquired. The remaining increase was primarily driven by an increase in the performance bonus accrual and a higher allocation of costs to the segment.

•	Combined ratio for the three months ended March 31, 2018 and 2017 was 104.9% and 106.2%, respectively, a decrease of 1.3 percentage points.

•	Underwriting (loss) for the three months ended March 31, 2018 was $(12.8) million compared to $(16.4) million for the three months ended March 31, 2017, a decrease of $3.6 million or 21.9%.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Asset Management Segment
Highlights for the first quarter 2018 were as follows:

•
Assets under management were $3.7 billion as at April 1, 2018, compared to $3.4 billion as at January 1, 2018, of which third party assets under management were $3.5 billion as at April 1, 2018, compared to $3.2 billion as at January 1, 2018. During the three months ended April 1, 2018, a total of $200.4 million of capital was raised, of which $198.1 million was raised from third parties. During the three months ended April 1, 2018, $4.3 million was returned to investors, of which $3.4 million was returned to third party investors.

•
Fee revenues earned for the three months ended March 31, 2018 were $6.7 million compared to $5.3 million during the three months ended March 31, 2017, an increase of $1.4 million or 26.1%. Third party fee revenues earned during the three months ended March 31, 2018 were $6.2 million compared to $4.6 million during the three months ended March 31, 2017, an increase of $1.6 million or 33.7%. The increase in third party fee revenues was primarily driven by an increase in management fees as a result of an increase in assets under management over the last twelve months.

•
Total expenses for the three months ended March 31, 2018 were $4.7 million compared to $4.0 million during the three months ended March 31, 2017, an increase of $0.7 million, or 17.8%. The increase was driven by a higher allocation of costs to the segment.

•
Validus’ share of investment income from AlphaCat Funds and Sidecars for the three months ended March 31, 2018 was $5.3 million compared to $4.8 million during the three months ended March 31, 2017, an increase of $0.5 million, or 9.6%.

•	Asset Management segment income for the three months ended March 31, 2018 was $7.3 million compared to $6.1 million during the three months ended March 31, 2017, an increase of $1.1 million, or 18.5%.
Managed investments
Highlights for the first quarter 2018 were as follows:

•	Managed net investment income for the three months ended March 31, 2018 was $39.8 million compared to $36.2 million for the three months ended March 31, 2017, an increase of $3.6 million, or 9.9%.

•	Annualized effective yield on managed investments for the three months ended March 31, 2018 was 2.33%, compared to 2.27% for the three months ended March 31, 2017, an increase of 6 basis points.

•	Net realized gains on managed investments for the three months ended March 31, 2018 were $1.1 million compared to (losses) of $(2.9) million for the three months ended March 31, 2017.

•
Change in net unrealized (losses) on managed investments for the three months ended March 31, 2018 of $(56.8) million compared to gains $14.3 million for the three months ended March 31, 2017. Changes in unrealized (losses) on managed investments during the three months ended March 31, 2018 were primarily driven by the impact of interest rate increases on the Company’s managed fixed maturity portfolio.

•
Income from investment affiliates for the three months ended March 31, 2018 was $13.1 million compared to $5.2 million for the three months ended March 31, 2017, an increase of $7.9 million, or 151.9%. The income from investment affiliates represents equity earnings on investments in funds managed by Aquiline Capital Partners LLC.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Corporate expenses and other items
Highlights for the first quarter 2018 were as follows:

•
General and administrative expenses for the three months ended March 31, 2018 were $12.3 million compared to $18.0 million for the three months ended March 31, 2017, a decrease of $5.7 million, or 31.5%. The decrease was primarily driven by a higher allocation of costs to reporting segments during the three months ended March 31, 2018.

•	Share compensation expenses for the three months ended March 31, 2018 were $4.0 million compared to $3.4 million for the three months ended March 31, 2017, an increase of $0.6 million, or 18.3%.

•	Finance expenses for the three months ended March 31, 2018 were $14.1 million compared to $13.9 million for the three months ended March 31, 2017, an increase of $0.2 million, or 1.6%.

•
Dividends on preferred shares for the three months ended March 31, 2018 were $5.8 million compared to $2.2 million for the three months ended March 31, 2017, an increase of $3.6 million, or 164.5% due to $250.0 million of new preferred shares issued during the second quarter of 2017.

•
Tax (benefit) for the three months ended March 31, 2018 was $(6.8) million compared to $(3.5) million for the three months ended March 31, 2017. The tax (benefit) during the three months ended March 31, 2018 mainly related to operating losses in the Insurance segment and unrealized losses on the Company’s investment portfolio.

•	Foreign exchange (losses) for the three months ended March 31, 2018 were $nil compared to gains of $1.1 million for the three months ended March 31, 2017.

•
Transaction expenses for the three months ended March 31, 2018 were $7.8 million compared to $nil for the three months ended March 31, 2017 and were primarily composed of legal and financial advisory services in relation to the Company’s Merger with AIG.

Shareholders’ Equity and Capitalization
As at March 31, 2018, total shareholders’ equity was $4.2 billion including $334.4 million of noncontrolling interests and $400.0 million of preferred shares. Shareholders’ equity available to Validus common shareholders was $3.5 billion as at March 31, 2018. Total capitalization available to Validus at March 31, 2018 was $4.7 billion, including $539.6 million of junior subordinated deferrable debentures and $245.6 million of senior notes. Total capitalization at March 31, 2018 was $6.4 billion, including $1.4 billion of redeemable noncontrolling interests and $334.4 million of noncontrolling interests related to AlphaCat.
Book value per common share was $44.14 at March 31, 2018 based on 79,329,028 common shares outstanding, compared to $44.06 at December 31, 2017 based on 79,319,550 common shares outstanding. Book value per diluted common share was $42.79 at March 31, 2018 based on 81,818,916 diluted common shares outstanding, compared to $42.71 at December 31, 2017 based on 81,823,409 diluted common shares outstanding, an increase of 1.1%, inclusive of dividends for the three months ended March 31, 2018. Book value per diluted common share is a non-GAAP financial measure. A reconciliation of book value per common share, the most comparable GAAP measure, to book value per diluted common share is presented at the end of this release.
Share Repurchases
The Company did not repurchase any common shares during the three months ended March 31, 2018. A summary of the common share repurchases made to date under the Company’s previously announced share repurchase programs is as follows:

	Total shares repurchased under publicly announced repurchase program
(Dollars in thousands, except share and per share amounts)	Total number of shares repurchased	Aggregate Purchase Price (a)	Average Price per Share (a)	Approximate dollar value of shares that may yet be purchased under the Program
Cumulative inception-to-date to April 30, 2018	81,035,969	$2,730,975	$33.70	$293,426

(a)	Share transactions are on a trade date basis through April 30, 2018 and are inclusive of commissions. Average share price is rounded to two decimal places.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

About Validus Holdings, Ltd.
Validus Holdings, Ltd. is a leading global provider of reinsurance, insurance, and asset management services, delivering its premier solutions through four diversified yet complementary operating companies: Validus Reinsurance, Ltd., a global reinsurance group focused primarily on treaty reinsurance; Talbot Underwriting Ltd., a specialty (re)insurance group operating within the Lloyd’s market through Syndicate 1183; Western World Insurance Group, Inc., a U.S. specialty lines organization; and AlphaCat Managers, Ltd., a Bermuda‐based investment advisor managing capital for third parties and Validus through insurance‐linked securities and other property catastrophe and specialty reinsurance investments.
Research and analytics are at the core of Validus’ operations and provide its team of expert practitioners with the knowledge and insight required to effectively model and interpret risk – an approach that consistently benefits clients and ensures their needs are met. Validus maintains a worldwide presence with more than 1,000 employees in 17 offices across all major regions and is listed on the New York Stock Exchange under the ticker symbol VR.
More information about the Validus group of companies can be found at validusholdings.com.
Contacts:

Investors:	Media:

Validus Holdings, Ltd.	Brunswick Group

Investor.Relations@validusholdings.com	Mustafa Riffat / Charlotte Connerton

+1-441-278-9000	+1-212-333-3810

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Balance Sheets
As at March 31, 2018 and December 31, 2017
(Expressed in thousands of U.S. dollars, except share and per share information)

	March 31, 2018	December 31, 2017
Assets
Fixed maturity investments trading, at fair value (amortized cost: 2018—$5,874,140; 2017—$5,876,261)	$5,803,022	$5,858,348
Short-term investments trading, at fair value (amortized cost: 2018—$3,638,995; 2017—$3,381,714)	3,638,940	3,381,757
Other investments, at fair value (cost: 2018—$331,950; 2017—$330,416)	357,246	355,218
Investments in investment affiliates, equity method (cost: 2018—$75,302; 2017—$61,944)	113,471	100,137
Cash and cash equivalents	672,173	754,990
Restricted cash	302,277	394,663
Total investments and cash	10,887,129	10,845,113
Premiums receivable	1,865,460	939,487
Deferred acquisition costs	309,825	213,816
Prepaid reinsurance premiums	390,900	132,938
Securities lending collateral	4,210	2,717
Loss reserves recoverable	979,944	1,233,997
Paid losses recoverable	59,892	46,873
Income taxes recoverable	7,705	9,044
Deferred tax asset	56,739	52,467
Receivable for investments sold	31,512	12,182
Intangible assets	169,168	171,411
Goodwill	229,573	229,573
Accrued investment income	29,621	29,096
Other assets	578,964	508,165
Total assets	$15,600,642	$14,426,879

Liabilities
Reserve for losses and loss expenses	$4,632,629	$4,831,390
Unearned premiums	2,242,368	1,147,186
Reinsurance balances payable	398,861	331,645
Securities lending payable	4,210	2,717
Deferred tax liability	3,633	4,600
Payable for investments purchased	85,946	74,496
Accounts payable and accrued expenses	520,916	1,225,875
Notes payable to AlphaCat investors	1,268,194	1,108,364
Senior notes payable	245,614	245,564
Debentures payable	539,572	539,158
Total liabilities	9,941,943	9,510,995
Commitments and contingent liabilities
Redeemable noncontrolling interests	1,423,110	1,004,094
Shareholders’ equity
Preferred shares (Issued and Outstanding: 2018—16,000; 2017—16,000)	400,000	400,000
Common shares (Issued: 2018—162,003,969; 2017—161,994,491; Outstanding: 2018—79,329,028; 2017—79,319,550)	28,351	28,349
Treasury shares (2018—82,674,941; 2017—82,674,941)	(14,468)	(14,468)
Additional paid-in capital	824,356	814,641
Accumulated other comprehensive income (loss)	9,405	(22,192)
Retained earnings	2,653,588	2,688,742
Total shareholders’ equity available to Validus	3,901,232	3,895,072
Noncontrolling interests	334,357	16,718
Total shareholders’ equity	4,235,589	3,911,790
Total liabilities, noncontrolling interests and shareholders’ equity	$15,600,642	$14,426,879

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Statements of (Loss) Income
For the three months ended March 31, 2018 and 2017
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended March 31,
	2018	2017
Revenues
Gross premiums written	$1,832,456	$1,190,857
Reinsurance premiums ceded	(376,294)	(200,106)
Net premiums written	1,456,162	990,751
Change in unearned premiums	(837,220)	(415,375)
Net premiums earned	618,942	575,376
Net investment income	52,072	40,214
Net realized gains (losses) on investments	2,200	(1,164)
Change in net unrealized (losses) gains on investments	(57,381)	13,348
Income from investment affiliates	13,068	5,188
Other insurance related income and other income	25,540	1,330
Foreign exchange gains	525	1,569
Total revenues	654,966	635,861
Expenses
Losses and loss expenses	321,545	269,585
Policy acquisition costs	116,456	111,628
General and administrative expenses	114,726	87,924
Share compensation expenses	9,729	9,491
Finance expenses	14,263	13,943
Transaction expenses	7,756	—
Total expenses	584,475	492,571
Income before taxes and (income) attributable to AlphaCat investors	70,491	143,290
Tax benefit	6,833	3,549
(Income) attributable to AlphaCat investors	(10,862)	(7,503)
Net income	66,462	139,336
Net (income) attributable to noncontrolling interests	(64,712)	(42,572)
Net income available to Validus	1,750	96,764
Dividends on preferred shares	(5,828)	(2,203)
Net (loss) income (attributable) available to Validus common shareholders	$(4,078)	$94,561

Selected ratios:
Ratio of net to gross premiums written	79.5%	83.2%

Losses and loss expense ratio	52.0%	46.9%

Policy acquisition cost ratio	18.8%	19.4%
General and administrative expense ratio	20.1%	16.9%
Expense ratio	38.9%	36.3%
Combined ratio	90.9%	83.2%

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Segment Information
For the three months ended March 31, 2018 and 2017
(Expressed in thousands of U.S. dollars, except share and per share information)

Reinsurance Segment	Three Months Ended March 31,
	2018	2017
Underwriting revenues
Gross premiums written	$765,573	$643,141
Reinsurance premiums ceded	(190,194)	(114,446)
Net premiums written	575,379	528,695
Change in unearned premiums	(350,627)	(297,040)
Net premiums earned	224,752	231,655
Other insurance related income	2	2
Total underwriting revenues	224,754	231,657
Underwriting deductions
Losses and loss expenses	103,473	80,881
Policy acquisition costs	48,340	43,535
General and administrative expenses	28,915	19,969
Share compensation expenses	2,663	2,623
Total underwriting deductions	183,391	147,008
Underwriting income	$41,363	$84,649

Insurance Segment	Three Months Ended March 31,
	2018	2017
Underwriting revenues
Gross premiums written	$785,795	$382,790
Reinsurance premiums ceded	(191,637)	(79,000)
Net premiums written	594,158	303,790
Change in unearned premiums	(294,620)	(24,696)
Net premiums earned	299,538	279,094
Other insurance related income	2,170	996
Total underwriting revenues	301,708	280,090
Underwriting deductions
Losses and loss expenses	183,389	186,610
Policy acquisition costs	60,057	61,192
General and administrative expenses	68,050	45,276
Share compensation expenses	2,989	3,373
Total underwriting deductions	314,485	296,451
Underwriting (loss)	$(12,777)	$(16,361)

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Segment Information
For the three months ended March 31, 2018 and 2017
(Expressed in thousands of U.S. dollars, except share and per share information)

Asset Management Segment	Three Months Ended March 31,
	2018	2017
Fee revenues
Third party	$6,209	$4,644
Related party	443	631
Total fee revenues	6,652	5,275
Expenses
General and administrative expenses	4,547	3,844
Share compensation expenses	41	82
Finance expenses	78	31
Tax (benefit)	(7)	(1)
Foreign exchange losses (gains)	1	(1)
Total expenses	4,660	3,955
Income before investment income from funds and sidecars	1,992	1,320
Investment income from funds and sidecars (a)
AlphaCat Sidecars	32	(112)
AlphaCat ILS Funds - Lower Risk (b)	1,234	2,189
AlphaCat ILS Funds - Higher Risk (b)	3,820	2,367
BetaCat ILS Funds	186	368
Validus' share of investment income from funds and sidecars	5,272	4,812
Asset Management segment income	$7,264	$6,132

(a)	The investment income from funds and sidecars is based on equity accounting.

(b)
Lower risk AlphaCat ILS funds have a maximum permitted portfolio expected loss of less than 7%, whereas higher risk AlphaCat ILS funds have a maximum permitted portfolio expected loss of 7% or greater. The maximum permitted portfolio expected loss represents the average annual loss over the set of simulation scenarios divided by the total limit.

Corporate and Investments	Three Months Ended March 31,
	2018	2017
Managed investments
Managed net investment income (a)	$39,791	$36,192
Net realized gains (losses) on managed investments (a)	1,142	(2,892)
Change in net unrealized (losses) gains on managed investments (a)	(56,777)	14,349
Income from investment affiliates	13,068	5,188
Total managed investment return	(2,776)	52,837
Corporate expenses
General and administrative expenses	12,309	17,961
Share compensation expenses	4,036	3,413
Finance expenses (a)	14,090	13,864
Dividends on preferred shares	5,828	2,203
Tax (benefit) (a)	(6,826)	(3,548)
Total Corporate expenses	29,437	33,893
Other items
Foreign exchange (losses) gains (a)	(3)	1,103
Other income	44	94
Transaction expenses	(7,756)	—
Total other items	(7,715)	1,197
Total Corporate and Investments	$(39,928)	$20,141

(a)	These items exclude the components which are included in the Asset Management segment income and amounts which are consolidated from variable interest entities.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Segment Information
For the three months ended March 31, 2018 and 2017
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended March 31, 2018
	Reinsurance Segment	Insurance Segment	Asset Management Segment and Consolidated VIEs	Corporate & Investments	Eliminations	Total
Underwriting revenues
Gross premiums written	$765,573	$785,795	$286,625	$—	$(5,537)	$1,832,456
Reinsurance premiums ceded	(190,194)	(191,637)	—	—	5,537	(376,294)
Net premiums written	575,379	594,158	286,625	—	—	1,456,162
Change in unearned premiums	(350,627)	(294,620)	(191,973)	—	—	(837,220)
Net premiums earned	224,752	299,538	94,652	—	—	618,942
Other insurance related income	2	2,170	28,080	—	(4,756)	25,496
Total underwriting revenues	224,754	301,708	122,732	—	(4,756)	644,438
Underwriting deductions
Losses and loss expenses	103,473	183,389	34,683	—	—	321,545
Policy acquisition costs	48,340	60,057	8,059	—	—	116,456
General and administrative expenses	28,915	68,050	10,208	12,309	(4,756)	114,726
Share compensation expenses	2,663	2,989	41	4,036	—	9,729
Total underwriting deductions	183,391	314,485	52,991	16,345	(4,756)	562,456
Underwriting income (loss)	$41,363	$(12,777)	$69,741	$(16,345)	$—	$81,982
Net investment return (a)	—	—	12,735	(2,776)	—	9,959
Other items (b)	—	—	362	(20,807)	—	(20,445)
(Income) attributable to AlphaCat investors	—	—	(10,862)	—	—	(10,862)
Net (income) attributable to noncontrolling interests	—	—	(64,712)	—	—	(64,712)
Net income (loss) available (attributable) to Validus common shareholders	$41,363	$(12,777)	$7,264	$(39,928)	$—	$(4,078)

	Three Months Ended March 31, 2017
	Reinsurance Segment	Insurance Segment	Asset Management Segment and Consolidated VIEs	Corporate & Investments	Eliminations	Total
Underwriting revenues
Gross premiums written	$643,141	$382,790	$164,926	$—	$—	$1,190,857
Reinsurance premiums ceded	(114,446)	(79,000)	(6,660)	—	—	(200,106)
Net premiums written	528,695	303,790	158,266	—	—	990,751
Change in unearned premiums	(297,040)	(24,696)	(93,639)	—	—	(415,375)
Net premiums earned	231,655	279,094	64,627	—	—	575,376
Other insurance related income	2	996	5,161	—	(4,923)	1,236
Total underwriting revenues	231,657	280,090	69,788	—	(4,923)	576,612
Underwriting deductions
Losses and loss expenses	80,881	186,610	2,094	—	—	269,585
Policy acquisition costs	43,535	61,192	6,901	—	—	111,628
General and administrative expenses	19,969	45,276	9,641	17,961	(4,923)	87,924
Share compensation expenses	2,623	3,373	82	3,413	—	9,491
Total underwriting deductions	147,008	296,451	18,718	21,374	(4,923)	478,628
Underwriting income (loss)	$84,649	$(16,361)	$51,070	$(21,374)	$—	$97,984
Net investment return (a)	—	—	4,749	52,837	—	57,586
Other items (b)	—	—	388	(11,322)	—	(10,934)
(Income) attributable to AlphaCat investors	—	—	(7,503)	—	—	(7,503)
Net (income) attributable to noncontrolling interests	—	—	(42,572)	—	—	(42,572)
Net income (loss) available (attributable) to Validus common shareholders	$84,649	$(16,361)	$6,132	$20,141	$—	$94,561

(a)	Net investment return includes net investment income, net realized and change in net unrealized gains (losses) on investments and income from investment affiliates.

(b)	Other items includes finance expenses, transaction expenses, dividends on preferred shares, tax benefit, foreign exchange gains (losses) and other income (loss).

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Non-GAAP Financial Measures
In presenting the Company’s results, management has included and discussed certain non-GAAP financial measures. The Company believes that these non-GAAP measures, which may be defined and calculated differently by other companies, better explain and enhance the understanding of the Company’s results of operations. However, these measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP.
In addition to presenting book value per common share determined in accordance with U.S. GAAP, the Company believes that the following non-GAAP book value financial measures are key financial indicators for evaluating performance and measuring overall growth: book value per diluted common share, book value per diluted common share plus accumulated dividends and tangible book value per diluted common share. A reconciliation of book value per common share, a GAAP financial measure, to the non-GAAP book value financial measures has been included below.
In addition to presenting net (loss) income (attributable) available to Validus common shareholders determined in accordance with U.S. GAAP, the Company believes that showing net operating income available to Validus common shareholders, a non-GAAP financial measure, provides investors with a valuable measure of profitability and enables investors, analysts, rating agencies and other users of its financial information to more easily analyze the Company’s results in a manner similar to how management analyzes the Company’s underlying business performance.
Net operating income available to Validus common shareholders, a non-GAAP financial measure, is calculated by the addition or subtraction of certain Consolidated Statement of (Loss) Income line items from net (loss) income (attributable) available to Validus common shareholders, the most directly comparable GAAP financial measure, and measures the performance of the Company’s operations without the influence of gains or losses on investments and foreign currencies and other items as noted in the reconciliation below. The Company excludes these items from its calculation of net operating income available to Validus common shareholders because the amount of these gains and losses is heavily influenced by, and fluctuates in part, according to availability of investment market opportunities and other factors. The Company believes these amounts are largely independent of its core underwriting activities and including them distorts the analysis of trends in its operations. The Company believes the reporting of net operating income available to Validus common shareholders enhances the understanding of results by highlighting the underlying profitability of the Company’s core (re)insurance operations. This profitability is influenced significantly by earned premium growth, adequacy of the Company’s pricing, as well as loss frequency and severity. Over time it is also influenced by the Company’s underwriting discipline, which seeks to manage exposure to loss through favorable risk selection and diversification, its management of claims, its use of reinsurance and its ability to manage its expense ratio, which it accomplishes through its management of acquisition costs and other underwriting expenses.
Return on average equity, a GAAP financial measure, and net operating return on average equity, a non-GAAP financial measure, represents the returns generated on common shareholders’ equity during the period and are presented below.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Non-GAAP Financial Measures Reconciliation
Book Value per Common Share, Book Value per Diluted Common Share and Tangible Book Value per Diluted Common Share
As at March 31, 2018 and December 31, 2017
(Expressed in thousands of U.S. dollars, except share and per share information)

	March 31, 2018
	Equity Amount	Common Shares	Per Share Amount (a)
Book value per common share (b)	$3,501,232	79,329,028	$44.14
Non-GAAP Adjustments:
Unvested restricted shares	—	2,489,888
Book value per diluted common share (c)	3,501,232	81,818,916	$42.79
Goodwill	(229,573)	—
Intangible assets	(169,168)	—
Tangible book value per diluted common share (c)	$3,102,491	81,818,916	$37.92

Book value per diluted common share (c)			$42.79
Accumulated dividends			13.46
Book value per diluted common share plus accumulated dividends (c)			$56.25

	December 31, 2017
	Equity Amount	Common Shares	Per Share Amount (a)
Book value per common share (b)	$3,495,072	79,319,550	$44.06
Non-GAAP Adjustments:
Unvested restricted shares	—	2,503,859
Book value per diluted common share (c)	3,495,072	81,823,409	$42.71
Goodwill	(229,573)	—
Intangible assets	(171,411)	—
Tangible book value per diluted common share (c)	$3,094,088	81,823,409	$37.81

Book value per diluted common share (c)			$42.71
Accumulated dividends			13.08
Book value per diluted common share plus accumulated dividends (c)			$55.79

(a)	Per share amounts are calculated by dividing the equity amount by the common shares.

(b)	The equity amount used in the calculation of book value per common share represents total shareholders' equity available to Validus excluding the liquidation value of the preferred shares.

(c)	Non-GAAP financial measure.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Non-GAAP Financial Measures Reconciliation
Net Operating Income available to Validus Common Shareholders, Net Operating Income per Diluted Share available to Validus Common Shareholders and Annualized Net Operating Return on Average Equity
For the three months ended March 31, 2018 and 2017
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended March 31,
	2018	2017
Net (loss) income (attributable) available to Validus common shareholders	$(4,078)	$94,561
Non-GAAP Adjustments:
Net realized (gains) losses on investments	(2,200)	1,164
Change in net unrealized losses (gains) on investments	57,381	(13,348)
(Income) from investment affiliates	(13,068)	(5,188)
Foreign exchange (gains)	(525)	(1,569)
Other (income)	(44)	(94)
Transaction expenses	7,756	—
Net income attributable to noncontrolling interests	429	728
Tax (benefit) expense (a)	(3,094)	580
Net operating income available to Validus common shareholders (b)	$42,557	$76,834

Weighted average number of diluted common shares outstanding	79,325,688	80,739,142

(Loss) earnings per diluted share (attributable) available to Validus common shareholders	$(0.05)	$1.17
Non-GAAP Adjustments:
Net realized (gains) losses on investments	(0.03)	0.01
Change in net unrealized losses (gains) on investments	0.72	(0.17)
(Income) from investment affiliates	(0.17)	(0.06)
Foreign exchange (gains)	(0.01)	(0.02)
Other (income)	—	—
Transaction expenses	0.10	—
Net income attributable to noncontrolling interests	0.01	0.01
Tax (benefit) expense (a)	(0.04)	0.01
Net operating income per diluted share available to Validus common shareholders (b)	$0.53	$0.95

Average shareholders' equity available to Validus common shareholders (c)	$3,498,152	$3,725,084

Annualized return on average equity	(0.5%)	10.2%
Annualized net operating return on average equity (b)	4.9%	8.3%

(a)
Represents the tax expense or benefit associated with the specific country to which the pre-tax adjustment relates to. The tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors including the ability to utilize tax losses carried forward.

(b)	Non-GAAP financial measure.

(c)	Average shareholders’ equity for the three months ended is the average of the beginning and ending quarter end shareholders’ equity balances, excluding the liquidation value of the preferred shares.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Cautionary Note Regarding Forward-Looking Statements
Certain statements herein may include projections, goals, assumptions and statements that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and Validus may make related oral, forward-looking statements on or following the date hereof. These projections, goals, assumptions and statements are not historical facts but instead represent only Validus’ belief regarding future events, many of which, by their nature, are inherently uncertain and outside Validus’ control. These projections, goals, assumptions and statements include statements preceded by, followed by or including words such as “will,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “focused on achieving,” “view,” “target,” “goal,” or “estimate.” Accordingly, there are or will be important factors that could cause Validus’ actual results and financial condition to differ, possibly materially, from the results and financial condition indicated in these projections, goals, assumptions and statements.
We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of Validus’ risk management and loss limitation methods; 4) cyclicality of demand and pricing in the insurance and reinsurance markets; 5) statutory or regulatory developments including tax policy, reinsurance and other regulatory matters; 6) Validus’ ability to implement its business strategy during “soft” as well as “hard” markets; 7) adequacy of Validus’ loss reserves; 8) continued availability of capital and financing; 9) retention of key personnel; 10) competition; 11) potential loss of business from one or more major insurance or reinsurance brokers; 12) Validus’ ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 13) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 14) the integration of businesses Validus may acquire or new business ventures Validus may start; 15) the effect on Validus’ investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 16) acts of terrorism or outbreak of war; 17) availability of reinsurance and retrocessional coverage; 18) the inability to complete the proposed transaction with AIG (the “proposed transaction”) because, among other reasons, conditions to the closing of the proposed transaction may not be satisfied or waived; 19) uncertainty as to the timing of completion of the proposed transaction; 20) the inability to complete the proposed transaction due to the failure to satisfy other conditions to completion of the proposed transaction, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; 21) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; 22) risks related to disruption of management’s attention from Validus’ ongoing business operations due to the proposed transaction; 23) the effect of the announcement of the proposed transaction on Validus’ relationships with its clients, operating results and business generally; and 24) the outcome of any legal proceedings to the extent initiated against Validus or others following the announcement of the proposed transaction, as well as Validus’ management’s response to any of the aforementioned factors.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Validus’ most recent reports on Form 10-K and Form 10-Q and other documents of Validus on file with or furnished to the Securities and Exchange Commission (“SEC”). Any forward-looking statements made in this material are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Validus will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Validus or its business or operations. Except as required by law, Validus undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com